UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    May 16, 2018

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2018, at the Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the “Company”), the following items set forth in our Proxy Statement were voted upon:

Item 1. The nominees listed below were elected directors with the respective votes set forth opposite their names:

	NUMBER OF VOTES

	FOR	WITHHELD	BROKER NON-VOTES
Donald E. Brandt	82,611,967	3,207,326	10,514,286
Denis A. Cortese, M.D.	85,358,631	460,662	10,514,286
Richard P. Fox	81,587,989	4,231,304	10,514,286
Michael L. Gallagher	82,809,293	3,010,000	10,514,286
Dale E. Klein, Ph.D.	85,427,248	392,045	10,514,286
Humberto S. Lopez	83,524,799	2,294,494	10,514,286
Kathryn L. Munro	81,547,109	4,272,184	10,514,286
Bruce J. Nordstrom	81,676,393	4,142,900	10,514,286
Paula J. Sims	85,490,687	328,606	10,514,286
David P. Wagener	85,460,248	359,045	10,514,286

Item 2. The advisory resolution to approve executive compensation, as disclosed in the 2018 Proxy Statement, was approved, with the following votes cast:

NUMBER OF VOTES

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
79,562,108	5,915,310	341,875	10,518,286

Item 3. The appointment of Deloitte & Touche LLP as independent accountants for 2018 was ratified, with the following votes cast:

NUMBER OF VOTES

FOR	AGAINST	ABSTENTIONS
93,015,280	3,137,606	180,693

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 22, 2018	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer